EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-131599) of Physicians Remote Solutions, Inc. on Form SB-2 of our report dated January 9, 2006 appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such prospectus

/s/ Meyler & Company LLC

Middletown, NJ

April 11, 2006